EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 of our report dated February 27, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Noble Corporation, which appears in Noble Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
March 27, 2009